EXHIBIT 10.2


PATENT LICENSE AGREEMENT   CONFIDENTIAL TREATMENT REQUESTED
                           --------------------------------

THIS AGREEMENT is effective this October 5, 2001 by and between Koninklijke Philips Electronics N.V., a corporation organized and existing under the Laws of The Netherlands, having its principal place of business at Eindhoven, The
Netherlands (hereinafter referred to as "Philips") on the one part, and Preferred Voice, Inc., a corporation organized and existing under the Laws of Delaware, United States of America, having its principal place of business at 6500 Greenville Avenue, Suite 570, Dallas TX (hereinafter referred to as "Licensee"), on the other part.

WHEREAS, the Philips' Group of Companies have developed at great expense the Voice Activated Dialing (VAD) technology as described in the VAD Patents; and

WHEREAS, Philips is the assignee, owner or controller of all right, title and interest in VAD Patents as hereinafter defined; and

WHEREAS, Licensee desires to acquire a license to provide VAD services protected by Philips VAD Rights;

NOW, THEREFORE, the parties hereto have agreed as follows:

Article I Definitions

1.1      Licensed Patents shall mean the VAD Patents.

1.2 Licensee Host System shall mean the Licensee's owned, controlled and maintained system capable of hosting VAD services to non-wireline service providers and where such VAD system exclusively uses Philips SpeechPearl product.

1.3 Licensed Services shall mean VAD services, covered by the Licensed Patents, provided by Licensee using Licensee's Host System.

1.4 Customer shall mean a non-wireline service provider as set forth on Annex 1 (or Annex 1A), attached hereto and incorporated herein by referenced, for which Licensee is acting as a host to provide VAD services using Licensee Host System.

1.5 End-Users shall mean the subscriber base of a Customer that have the option or capability of subscribing to the Licensed Services.

1.6 Associated Company An Associated Company of a corporation, company or other entity ("Parent") shall mean any corporation, company or other legal entity, more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by Licensee or Philips, but such corporation, company or other legal entity shall be deemed an Associated Company only so long as such ownership or control exists. In addition, any entity which does not have outstanding



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         shares  or  securities,  as may be the  case  in a  partnership,  joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make major decisions for such entity is, now or hereafter, owned or controlled, directly or indirectly, by Philips or Licensee, but such entity shall be deemed an Associated Company only for so long as such ownership or control exists.

1.7 VAD shall mean voice activated dialing. This includes any use of speech recognition with any non-wireline telephone or non-wireline device to activate dialing and/or completing a call, accessing any telephony and/or content database, auto attendant services, follow me services, reminder services and/or directory services.

1.8 VAD Patents shall mean United States Patent Numbers 5,297,183; 5,659,597 and 6,157,848 relating to Voice Activated Dialing, including any patents resulting from continuations and divisionals thereof, and any corresponding foreign patent rights owned or controlled by Philips.

1.9 VAD Patent Rights shall mean rights granted under the VAD Patents, as granted in Article 2.

1.10 VAD Subscribers shall mean End-Users of Customers that are using and/or paying Licensee to use the Licensed Services.

1.11 Existing VAD Contract shall mean an existing and effective contract for Licensee to provide Licensed Services to a Customer that has an effective date or an execution date (whichever is later) before the effective date of this Agreement.

1.12 Existing Contract VAD Subscribers shall mean the sum, cumulative, total, maximum number of VAD Subscribers that are using or paying to use Licensed Services (whichever is greater) provided by Licensee within a reporting quarter related to all Customers with an existing VAD contract (ANNEX 1).

1.13 Future Contract VAD Subscribers shall mean the sum, cumulative, total, maximum number of VAD Subscribers that are using or paying to use Licensed Services (whichever is greater) provided by Licensee within a reporting quarter related to all Customers without an existing VAD contract (ANNEX 1A).

1.14     Territory shall mean the World.

1.15 Phillps shall mean Koninklijke Philips Electronics N.V. a corporation organized and existing under the laws of the Netherlands.

1.16 Other-Voice-Patents shall mean U.S. Patents **; **; **; **; **; and ** and any corresponding foreign patent rights owned or controlled by Philips.



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Article 2 License

2.1 Philips grants to Licensee a non-exclusive, non-transferable license, without the right to sublicense, under the VAD Patents to provide Licensed Services for use in the Territory as of the effective date of this Agreement.

2.2 Furthermore, for as long as this License Agreement is in effect and conditioned upon receiving full payment of monies due pursuant to
         Article 3, Philips agrees not to assert any claim for Infringement of the VAD Patents, for use of the Licensed Services, against any existing Customer of Licensee listed in Annex 1 (or future Customer to be listed in Annex 1A) that has accepted this non-assertion provision by executing the acknowledgement of Exhibit II (hereinafter ("Acknowledgement"). An executed Acknowledgement must be provided to Philips for each Customer listed in Annex 1 within sixty (60) days of the effective date of this Agreement. Licensee agrees to provide at least 1 executed Acknowledgement of a Customer by October 5th, 2001.

2.3 Furthermore, for a period of four (4) years starting from the effective date of this Agreement, Philips agrees not to assert any claim for Infringement of the Other-Voice-Patents for services provided through Licensee Host System against any existing Customer of Licensee listed in Annex 1 (or future Customer to be listed in Annex 1A) that has accepted this non-assertion provision by executing the Acknowledgement (Exhibit II), conditioned upon receiving full payment of monies due pursuant to Article 3. If this Agreement is terminated prior to the expiration of such four (4) year period, this non-assert provision shall also be terminated as of the termination date. At the end of such four (4) year period, Licensee and Philips may negotiate a patent license agreement related to the Other-Voice-Patents on reasonable terms and conditions.

2.4 Furthermore, Philips hereby issues to Licensee seventy (70) Philips Speech Pearl 1999 or Speech Pearl 2000 software copyright licenses upon execution of this agreement at no additional charge. These software copyright licenses are granted under the terms and conditions contained in the Volume License Agreement entered into on the 17th day of January 2000, between Philips Speech Processing North America and License.

Article 3 Royalties

3.1 License Issue Fee: In consideration of the license granted under this Agreement by Philips to Licensee, Licensee agrees to make a non-refundable payment of ** to PSP within forty-five (45) days after the effective date of this Agreement.

3.2 License Maintenance Fee: In further consideration of the license and rights granted hereunder, Licensee agrees to pay ** payable on an annual basis starting December 31, 2002, provided, however, License Maintenance Fees may be credited to Running Royalties subsequently due per paragraph 3.3 below for each said year, If any. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.


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3.3      Running Royalties:  In further consideration of the licenses and rights granted hereunder, Licensee agrees to pay to Philips running royalties of ** per month, per subscriber for Customers with an Existing VAD Contract ** per month, per subscriber for future Customers, as the case may be, for each VAD Subscriber. Two running royalties calculations must be made, i.e., for the Current Contract VAD Subscribers and for the Future Contract VAD Subscribers. No royalty shall be due or paid for one-time, promotional periods offered by Licensee to Customers at the initiation of providing Licensed Services, such periods shall not exceed a maximum of sixty (60) days.

Article 4 Reports and Payments

4.1 Within thirty (30) days after of each calendar quarter during which this Agreement shall be in force, Licensee hereby undertakes to submit to Philips or to such person or body as Philips may designate from time to time, even in the case of no sales, a statement in writing duly certified by an authorized officer of Licensee, setting forth with respect to Licensee and its Customers for the quarterly period concerned:

         a) the Current Contract VAD Subscribers and the End-Users on a per Customer basis; b) the Future Contract VAD Subscribers and the End-Users on a per Customer basis; c) an updated and current Annex 1 and Annex 1A with additional Acknowledgements (Exhibit II); and d) the running royalty due to Philips.


4.2 Licensee shall pay to Philips in U.S. dollars the royalty due hereunder concurrently with the submission of the above-mentioned statement

4.3 All payments to Philips referred to in this Agreement shall be effected by transfer of such currency, convertible in the sense of Article VIII and XIX of the Articles of Agreement of the International Monetary Fund, as designated by Philips. The rate of exchange for converting the currency of a particular country shall be the telegraphic transfer selling rate of the designated currency (or other convertible currency as the case may be) in terms of currency of that country officially quoted by the officially authorized foreign exchange bank of that country for payment of current transactions on the day of transfer. The stipulations made in this paragraph for payment shall apply mutatis mutandis to all other payment procedures agreed between Philips and Licensee, which will be indicated by Philips in accordance with currency regulations and payment agreements from time to time in force. Payment of License Maintenance Fees (section 3.2) and Running Royalties (Section 3.3) shall be made by wire transfer,


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         To Philips' account:
         Citibank N.A., New York
         Koninklijke Philips Electronics N.V. - Licenses
         Account Number: 4067-1001
         Swift Code: CITIUS33, ABA021000089


4.4 All costs, such as stamp duties, taxes and other similar levies originating from or in connection with the conclusion of this Agreement shall be borne by Licensee. However, in the event that the government of a country imposes any income taxes on payments hereunder by Licensee to Philips and requires Licensee to withhold such tax from such payments, Licensee may deduct such tax from such payments. In such event, Licensee shall promptly furnish Philips with tax receipts issued by appropriate tax authorities so as to enable Philips to support a claim for credit against income taxes which may be payable by Philips and/or its Associated Companies in the Netherlands.

4.5 In order that the statements and reports provided for in this Article may be verified, Licensee shall keep and maintain for a period of at least three (3) years, full, complete and accurate books and records recording the information required in Section 4.1 on a quarterly basis. Licensee shall permit such books and records to be audited from time to time, but not more than once in each calendar year by an independent certified public accountant appointed by Philips and reasonably acceptable to Licensee, to the extent necessary to verify the accuracy of the aforementioned statements and reports and the payments made by Licensee based thereon. Such inspection shall be completed at Philips' own expense, provided that if any discrepancy or error exceeding three
         (3) percent of the money actually due is found in connection with the computation, the cost of such inspection shall be borne by Licensee.

4.6 Any statement and/or report provided for in this Article shall be deemed to be sufficiently given or rendered when sent by registered mail, postage prepaid, and if given or rendered to Philips, addressed to:

                  Corporate Intellectual Property
                  Philips Electronics North America Corporation
                  580 White Plains Road
                  Tarrytown, NY 10591
                  Fax. No. 914-332-0615


4.7 Notwithstanding the provisions of Section 4.1 hereof, Licensee shall furnish whatever additional information as Philips may reasonably request from time to time to enable Philips to ascertain proper payment of royalties to Philips under this Agreement, the VAD Patents which have been utilized by Licensee, and the amount of royalties payable.

4.8 Payments which are not made on the dates specified herein, shall accrue interest at the rate of 2.0 percent per month.



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Article 5 Term of Agreement

5.1 Unless terminated earlier in accordance with the provisions of Article 8, this Agreement shall continue in force and effect for the life of the VAD Patents.

5.2      In the event that this  Agreement  is  terminated  in  accordance  with
         Article 8, all rights of the breaching party under this Agreement shall terminate, but the obligations of the breaching party set forth in Articles 3, 4 and 6 shall continue.

Article 6 Proprietary Information

6.1 Each party will treat and safeguard any proprietary information received from the other, whether verbal or in writing (provided that it is properly identified as such in accordance with Section 6.2 of this
         Article 6), in the same manner as the receiving party safeguards its own proprietary information and shall not disseminate same without prior written authorization from the disclosing party, unless the receiving party can prove and to the extent it can prove that:

         a) such information was in its possession or in the possession of any of its Associated Companies prior to the receipt thereof, or
         b) such information lawfully is or becomes public knowledge through no breach of this Agreement by the receiving party; or
         c) such information is provided without confidentiality obligation to any arm's length third party with a bona fide right to do so; or
         d) such information is independently developed by the receiving party or any of its Associated Companies prior to the receipt of such information; or
         e) such information is necessarily disclosed through the marketing or use of Licensed Services; or
         f) such information is disclosed pursuant to judicial order or other lawful government action; or
         g) such information has been in the possession of the receiving party for a period of five years after receipt.


6.2 Each party will give notice to the other party of information disclosed to such other party which the disclosing party deems proprietary as follows:
         a)       all written proprietary  information shall be labeled as such;
                  and
         b) all verbal proprietary information shall be reduced to writing and sent to the receiving party within thirty days after the verbal disclosure, labeled as being proprietary information.

Article 7 Miscellaneous

7.1 This Agreement embodies the entire understanding of the parties as it relates to the subject matter of this Agreement, and this Agreement supersedes any prior agreement or understandings between the parties with respect to such subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties unless signed by their respective, duly authorized, officers.



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7.2      Philips makes no  representation  or warranty  whatsoever that Licensed
         Services  will  be  free  from   infringement   of  any  industrial  or
         intellectual property rights owned or controlled by any third party, or industrial or intellectual property rights owned or controlled by Philips and/or an Associated Company of Philips, other than the Licensed Patents. Philips, however, is not aware of any other patents owned or controlled by Philips for which a license is essential to provide the Licensed Services.

7.3 The parties to this Agreement recognize that third parties may own industrial or intellectual property rights in the field of Licensed Services and Licensee accepts that Philips makes no warranty whatsoever that any use, sale or other disposition of Licensed Services will be free from infringement of any industrial or intellectual property rights other than the Licensed Patents. Licensee and its Associated Companies shall hold Philips and its Associated Companies harmless from any product liability claim with respect to the Licensed Services manufactures, used, sold or otherwise disposed of by Licensee.

7.4 Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party hereunder any license or other right except the licenses and rights expressly granted hereunder to a party hereto.

7.5 This Agreement cannot be assigned by Licensee without the written consent of Philips and should any assignment be made without the written consent of Philips such assignment will be null and void.

7.6 Any notice hereunder shall be deemed to be sufficiently given or rendered when sent by registered mail, postage prepaid, and if given or rendered to Philips, addressed to:

                  Corporate Intellectual Property Counsel
                  Philips Electronics North America Corporation
                  580 White Plains Road
                  Tarrytown, NY 10591
                  Fax.  No.  914-332-0615


         or, if given or rendered to Licensee, addressed to:

                  Bill Schereck
                  President & COO
                  Preferred Voice, Inc.
                  6500 Greenville Avenue, Suite 570
                  Dallas, TX 75206

         and sent in each case by facsimile or telecopy, and Certified Mail, postage prepaid. The date of mailing shall be deemed to be the date on which such notice or request has been given. Either party may give written notice of change of address, and after notice of such change has been received, any notice or request required to be given shall thereafter be given to such party at such changed address in the manner as provided above.


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7.7      Further,  Philips  agrees that once  Philips  has  received an executed
         Acknowledgement from a Customer and conditioned upon receiving full payment of monies due pursuant to Article 3, Philips will not initiate any direct contact with that Customer regarding the Licensed Patents in relation to Licensed Services, as long as this Agreement is in effect, or for the period specified in Section 2.3 for the Other-Voice-Patents. If Philips is contacted by any such Customer regarding the Licensed Patents or the Other-Voice Patents during such time, Philips will notify Licensee before any response is made to such Customer.

Article 8 Termination

8.1 Either party may terminate this Agreement at any time on thirty (30) days notice to the other party in the event that such other party has committed a material breach of any of its obligations under this Agreement, and such material breach is not cured within thirty (30) days after receipt of a written notice specifying the nature of such material breach. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-breaching party may be lawfully entitled, it being intended that all such remedies shall be cumulative. Any such termination shall not affect any payments, the rights to which may have become due under this Agreement prior to such termination.

8.2 If Licensee should be dissolved, file a voluntary petition in bankruptcy, seek any court or governmental protection from creditors, make any assignment for creditors or should an order be entered pursuant to any law relating to bankruptcy or insolvency appointing a receiver or trustee of Licensee, and if any such receivership is not terminated within sixty (60) days, then, Philips may give written notice to Licensee terminating this Agreement, and this Agreement shall be terminated in accordance with such notice.

8.3 As a result of a change of control, change of ownership or in conjunction with the sale or transfer of the majority of assets associated with the Licensee, the running royalties due (for current and future Customers) pursuant to section 3.3 shall be ** per month, per subscriber for each VAD Subscriber as of the effective date of the change of control or ownership or transfer, if such change of control or ownership or transfer is to (1) a direct competitor of Philips Speech Processing or related Associated Company in the speech processing field, or (2) a person or entity that has been given notice of infringement concerning one or more of Philips' patent rights. Such acquisition by a third party shall not relieve that third party from any liability for past infringement of Philips' patent rights.

Article 9 Delegation

9.1 Philips may delegate the performance of one or more of its obligations under this Agreement to any of its Associated Companies.

Article 10 Waiver/Severability

10.1 The waiver by either party of a breach or default in any of the provisions of this Agreement by the other party shall not be construed as a waiver by such party of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.



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10.2     If any term,  clause or provision of this Agreement  shall be judged to be invalid the validity of any other term, clause or provision shall not be thereby affected and such invalid term, clause or provision shall be deemed deleted from this Agreement.

Article 11 Applicable Law

11.1 This Agreement shall be governed by the laws of New York exclusive of it conflict of law rules.

Article 12 Press Release and Confidentiality

12.1 Except as may otherwise be required by law or as reasonably necessary for performance hereunder, each party shall keep this Agreement and its provisions confidential; and shall not disclose this Agreement or its provisions without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld. The confidentiality obligations hereunder do not apply to the existence of this Agreement or the fact that Philips and Licensee have executed this Agreement, but do apply to the terms and conditions of this Agreement. Any press release or other announcement by either party concerning this Agreement shall be subject to the prior written approval of other party, which approval shall not be unreasonably withheld.

12.2 Notwithstanding the foregoing, PSP may make a press release or other public announcement to the effect that Licensee is one of Philips' licensees for Voice Activated Dialing technology and Philips will also have the right to mention the names of Licensees Customers who have signed Exhibit II in this press release.

In Witness Whereof, the parties hereof have caused this agreement to be signed on the date first above written.

Koninklijke Philips Electronics N.V.     Licensee

Signature   /s/ H.F.M. Beckers           Signature  /s/ William J. Schereck, Jr.
          --------------------------              ------------------------------

Name         H.F.M. Beckers                   Name  William J. Schereck, Jr.
     ------------------------------------         ------------------------------

Title       Patent Licensing Director        Title    President and COO
      -----------------------------------         ------------------------------



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Annex 1

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Annex 2

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Annex 1A



New Customers

                                                Effective Date or Execution date
                                                (whichever is later) of the
                                                contact of between Licensee and
                                                Customer.